                            EXHIBIT 1.A.(8)(m)(ii)


    AMENDMENT TO PARTICIPATION AGREEMENT AMONG VARIABLE INSURANCE PRODUCTS
       FUNDS ANDVARIABLE INSURANCE PRODUCTS III, FIDELITY DISTRIBUTORS
                  CORPORATION, AND PFL LIFE INSURANCE COMPANY

                        Participation Agreement Addendum

                                   SCHEDULE A
                                   ----------
                                    Accounts
                                    --------

This Schedule shall be effective as of the date of the last signature below, and replaces and supersedes Schedule A to the Participation Agreement dated March 21, 1997 among Variable Insurance Products Fund III, Fidelity Distributors Corporation and PFL Life Insurance Company.

                                                                      Date of Resolutions of
                                                                       Company's Board which
       Name of Contracts                 Name of Accounts            established the Accounts
-------------------------------  --------------------------------  -------------------------------
Fidelity Income Plus                    Fidelity Variable             August 24, 1979 (by an
 Individual Variable Annuity             Annuity Account              affiliate subsequently
 Contracts                                                            acquired by the Company)

PFL Endeavor Individual and              PFL Endeavor VA
 Group Variable Annuity                  Separate Account                January 19, 1990
 Contracts

PFL Endeavor Platinum                    PFL Endeavor VA
 Individual and Group Variable           Separate Account                January 19, 1990
 Annuity Contracts

PFL Retirement Builder           PFL Retirement Builder Variable
 Individual Variable Annuity             Annuity Account                  March 29, 1996
 Contracts

PFL Retirement Builder           PFL Retirement Builder Variable
 Immediate Variable Annuity              Annuity Account                  March 29, 1996
 Contracts

Portfolio Select Individual      PFL Retirement Builder Variable
 Variable Annuity Contracts              Annuity Account                  March 29, 1996

PFL Retirement Income Builder    PFL Retirement Builder Variable
 II Individual Variable                  Annuity Account                  March 29, 1996
 Annuity Contracts

Extra Individual and Group              PFL Life Variable                February 20, 1997
 Variable Annuity Contracts             Annuity Account C

Access Individual and Group             PFL Life Variable                February 20, 1997
 Variable Annuity Contracts             Annuity Account D

Select Advantage Individual             PFL Life Variable                February 20, 1997
 Variable Annuity Contracts             Annuity Account E

Advantage V                         PFL Corporate Account One             August 10, 1998

PFL Variable                       PFL Variable Life Account A             July 1, 1999
Universal Life Policy

Legacy Builder Plus Variable     Legacy Builder Separate Account         November 20, 1998
 Universal Life Policy

In witness whereof, we have hereunto set our hand as of the dates indicated:

PFL Life Insurance Company                      Variable Insurance Products Fund III
By:      /s/ William L. Busler                   By:      /s/ Robert C. Pozen
         ---------------------                            ---------------------

Title:   President                               Title:   Senior Vice President
         ---------------------                            ---------------------

Date:    March 22, 2000                          Date:    April 6, 2000
         ---------------------                            ---------------------

Fidelity Distributors Corporation
By:      /s/ Kevin Kelly
         ---------------

Title:   Vice President
         --------------

Date:    April 6, 2000
         -------------